Exhibit 1.01
Everi Holdings Inc.
Conflict Minerals Report
For the Year Ended December 31, 2022
This Conflict Minerals Report for the reporting period from January 1, 2022 to December 31, 2022 (this “Report”) is made pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule requires public reporting companies to determine whether 3TG minerals (as defined below) are necessary to the functionality or production of products they manufacture, or contract for manufacture; and if so, to disclose annually whether any of those 3TG minerals originated in the Democratic Republic of the Congo (“DRC”) or countries that share an internationally-recognized border with the DRC (each, an “adjoining country”; DRC and adjoining countries, each, a “Covered Country”). The term “Conflict Minerals” means cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives (tantalum, tin, and tungsten) (collectively, “3TG minerals”) originating from a Covered Country.
Company and Product Overview
Unless otherwise indicated, the terms the “Everi Holdings,” “Everi,” “Company,” “we,” “us,” and “our” refer to Everi Holdings Inc. together with its consolidated subsidiaries.
Everi develops and offers products and services that provide gaming entertainment, improve our customers’ patron engagement, and help our casino customers operate their businesses more efficiently. We develop and supply entertaining game content, gaming machines and gaming systems and services for land-based and iGaming operators. Everi is a provider of financial technology solutions that power casino floors, provide operational efficiencies, and help fulfill regulatory requirements. The Company also develops and supplies player loyalty tools and mobile-first applications that enhance patron engagement for our customers and venues in the casino, sports, entertainment and hospitality industries.

Everi reports its financial performance, and organizes and manages its operations, across the following two business segments: (i) Games and (ii) Financial Technology Solutions (“FinTech”).

Everi Games provides gaming operators with gaming technology and entertainment products and services, including: (i) gaming machines, primarily comprising Class II, Class III and Historic Horse Racing (“HHR”) slot machines placed under participation or fixed-fee lease arrangements or sold to casino customers; (ii) providing and maintaining the central determinant systems for the video lottery terminals (“VLTs”) installed in the State of New York and similar technology in certain tribal jurisdictions; and (iii) business-to-business (“B2B”) digital online gaming activities.

Everi FinTech provides gaming operators with financial technology products and services, including: (i) financial access and related services supporting digital, cashless and physical cash options across mobile, assisted and self-service channels; (ii) loyalty and marketing software and tools, regulatory and compliance (“RegTech”) software solutions, other information-related products and services, and hardware maintenance services; and (iii) associated casino patron self-service hardware that utilizes our financial access, software and other services. We also develop and offer mobile-first applications aimed at enhancing patron engagement for customers in the casino, sports, entertainment, and hospitality industries. Our solutions are secured using an end-to-end security suite to protect against cyber-related attacks, allowing us to maintain appropriate levels of security. These solutions include: access to cash and cashless funding at gaming facilities via Automated Teller Machine (“ATM”) debit withdrawals, credit card financial access transactions, and point of sale (“POS”) debit card purchases at casino cages, kiosk and mobile POS devices; accounts for the CashClub Wallet, check warranty services, self-service loyalty and fully integrated kiosk maintenance services; self-service loyalty tools and promotion management software; compliance, audit, and data software; casino credit data and reporting services; marketing and promotional offering subscription-based services; and other ancillary offerings.

We manufacture, or contract for manufacture with third parties, our electronic gaming machines, kiosk and related products, cabinets, computer assemblies, screens, printers, bill validators, and acceptors and other wiring and harnesses (collectively, the “Equipment”). We have facilities in Austin, Texas and Las Vegas, Nevada, where we assemble the Equipment.
Reasonable Country of Origin Inquiry
We are an assembler of products and are not involved with the mining and sourcing of the raw materials, including any potential 3TG minerals. The smelters or refiners (“SORs”) of the 3TG minerals are consolidating points of raw ore and are in the best position in the total supply chain to ascertain the origin of the ores. Based on our assessment, we determined that the Equipment we manufactured, or contracted for manufacture, in 2022 may contain certain 3TG minerals that are necessary to the functionality or production of our finished goods. Therefore, we are subject to the reporting obligations of the Rule and our Equipment is covered by this Report.
To perform our reasonable country of origin inquiry (“RCOI”), we conducted a survey of our direct suppliers using the Responsible Minerals Initiative (“RMI”) Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Business Alliance and the Global e-Sustainability Initiative. In the survey, we asked those suppliers: (a) whether the products they supply to us (or their components) contained 3TG minerals; and (b) if they did, to provide information regarding the source of 3TG minerals contained in those products and components. As a downstream company, we relied on our suppliers to provide us with information about the source of 3TG minerals contained in the products and components they supplied to us.
We distributed the CMRT to our relevant, direct suppliers and received a response rate of approximately 96%. We excluded, as not relevant, those suppliers that: (a) did not provide us materials during the reporting period; or (b) provided materials that did not contain 3TG minerals or were not utilized in the manufacture of our Equipment during the reporting period. Based on the responses we received from our relevant suppliers in connection with our RCOI, we concluded that we have insufficient information to reasonably determine either that: (a) no 3TG minerals used in our Equipment may have originated in a Covered Country; or (b) any such Conflict Minerals originated from recycled or scrapped sources (as defined in Section 1, Item 1.01 (d)(6) of Form SD). Accordingly, we conducted additional diligence on the source and chain of custody of 3TG minerals used in the manufacture of our Equipment.
Source and Chain of Custody Due Diligence
Due Diligence Plan
We performed our source and chain of custody due diligence measures with guidance from the Organization for Economic Cooperation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Third Edition (as described below, including the use of CMRT), as tailored for “downstream” companies like ours, by performing the following steps:
Management processes and systems
We have a cross-functional team comprised of executives and experienced personnel with a demonstrated knowledge of our technology, products, and vendor relationships to support our source- and chain-of-custody due diligence. Our system of control and transparency consists of the CMRT and a review of the risks identified as a result of that process. In an effort to strengthen the engagement with our suppliers, we request smelter- and refiner-level information in connection with the CMRT. A list of these smelters, which were reported to us for the year ended December 31, 2022, is included in Annex I to this Report.
We include questions in our CMRT for prospective new suppliers that address the use of Conflict Minerals. In addition, we require suppliers that utilize in-scope materials to provide an affirmative answer regarding the use of 3TG minerals and to make certain representations that they will cooperate with our efforts to conduct appropriate due diligence and comply with the Rule. We also integrate our Conflict Minerals reporting requirements into our internal control procedures for supplier qualification by: (a) incorporating identifiers with respect to vendors who provide products containing 3TG minerals; and (b) providing the ability for employees to contact our ethics hotline to confidentially communicate any concerns regarding the circumstances surrounding the acquisition of supply chain materials from potentially conflicted sources.
Identify, assess, and respond to risks within our supply chain
We evaluate CMRT responses from our relevant direct suppliers with respect to the SORs utilized to process the minerals used in our Equipment throughout our supply chain. We utilize risk-based criteria to determine those relevant direct suppliers that warrant further due diligence, and follow up to clarify responses with suppliers that may be sourcing or processing 3TG minerals from a Covered Country. The risk-based criteria include, but are not limited to: (i) incomplete responses; (ii) apparent lack of supplier diligence; and (iii) inconsistencies in the data reported to us in the CMRT.
Support the development and implementation of independent third-party audits of SORs’ sourcing
As a downstream company, we do not have direct relationships with SORs that produce the 3TG minerals within our supply chain. Accordingly, we rely on the RMI’s list of conflict-free SORs and do not perform or direct audits of these entities’ supply chains with respect to 3TG minerals.

Report on supply chain due diligence
This Report is publicly available in the investor relations section of our corporate website at https://www.everi.com/investor-relations/financial-reports/sec-filings/ and is filed publicly with the SEC.
Due Diligence Implementation and Results
In connection with our commitment to monitor the due diligence approach, we continue to evaluate whether further inquiry of any of our relevant direct suppliers would result in information that may differ from, or be inconsistent with, any of the responses provided to our CMRT which may give us reason to believe that the products supplied to us were sourced from a Covered Country.
3TG minerals are necessary to the functionality of our Equipment.  Data provided to us by our relevant direct suppliers in response to our CMRT does not identify any Conflict Minerals within our supply chain; however, as a downstream company, we were unable to definitively determine that 100% of the 3TG minerals were sourced from internationally recognized and compliant source countries.
Steps to Improve Due Diligence
Below are the steps that we are, and will be considering taking to improve the due diligence process and further mitigate any risk that 3TG minerals in our Equipment could benefit armed groups in a Covered Country:
•Review our supply chain policy for clarity regarding minerals originating from conflict-affected and high risk areas;
•Promote supplier partnerships that are outside of the DRC zone;
•Engage with any of our suppliers found to be supplying us with 3TG minerals from sources that support conflict in the Covered Countries to establish an alternative source of 3TG minerals that does not support such conflict;
•Enhance the use of tools that help automate our supplier due diligence procedures; and
•Continue to make available Conflict Mineral educational materials to all our employees.
Forward-Looking Statements
This special disclosure report contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as do other materials or oral statements we release to the public. Forward-looking statements are neither historical facts nor assurances of future performance, but instead are based only on our current beliefs, expectations, and assumptions regarding the future of our business, plans and strategies, projections, anticipated events and trends, the economy, and other future conditions, as of the date on which this report is filed. Forward-looking statements often, but do not always, contain words such as “expect,” “anticipate,” “aim to,” “designed to,” “intend,” “plan,” “believe,” “goal,” “target,” “future,” “assume,” “estimate,” “indication,” “seek,” “project,” “may,” “can,” “could,” “should,” “favorably positioned,” or “will” and other words and terms of similar meaning. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which are based only on information currently available to us and only as of the date hereof.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are often difficult to predict and many of which are beyond our control.
This special disclosure report should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our Current Report on Form 8-K filed on March 1, 2023 and the information included in our other press releases, reports and other filings with the SEC. Given these risks and uncertainties, there can be no assurance that the forward-looking information contained in this special disclosure report will in fact transpire or prove to be accurate. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

ANNEX I

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Abington Reldan Metals, LLC	USA
Gold	Advanced Chemical Company	USA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold and Silberscheideanstalt	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Anhui Tongling non-ferrous Pioneer Metals Corporation	CHINA
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN, CHINA, CANADA, USA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	ASARC0	USA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	USA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bank of Taiwan Department of Trade	TAIWAN
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres+Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA (REPUBLIC OF)
Gold	Changwon	KOREA (REPUBLIC OF)
Gold	Chimet S.p.A.	ITALY
Gold	China Gold International Resources Corp. Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Colt Refining	USA
Gold	Cookson Sempsa	SPAIN
Gold	Daejin Industrial Co., Ltd	KOREA (REPUBLIC OF)
Gold	Daye Non-ferrous Metals Co., Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dongguan Standard Electronic Material Co., Ltd.	CHINA
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	E-Chem Enterprise Corp.	TAIWAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	USA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	ESG Edelmetall-Service GmbH & Co. KG	GERMANY
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Feinhütte Halsbrücke GmbH	GERMANY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Foxconn Corporation	TAIWAN
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	USA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Great Wall Precious Metals Co., Ltd. of Cbpm	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Harima Smelter	JAPAN
Gold	Harmony Gold Refinery	SOUTH AFRICA
Gold	Heesung Metal Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Hisikari Mine	JAPAN
Gold	HMG	GERMANY
Gold	HMS	HONG KONG
Gold	Hon Hai Precision Industry Co., Ltd.	TAIWAN
Gold	Huafu Cryogenic Vessel Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hundsun Technologies, Inc.	CHINA
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Ict-Lanto Limited	HONG KONG
Gold	Industrial Refining Company	BELGIUM
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangsu Huafeng Electronics Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Jin Dong Heng	CHINA
Gold	JinBao Electronics Co., Ltd.	CHINA
Gold	Jinfeng Gold Mine Smelter	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Johnson Matthey Inc.	UNITED KINGDOM, USA, CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kanfort Industrial (Yantai) Co., Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kee Shing	HONG KONG
Gold	Kennecott Utah Copper LLC	USA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	KJ Iron and Steel Group	CHINA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal	KOREA (REPUBLIC OF)
Gold	Kunshan Concentric Electroplating Co., Ltd.	CHINA
Gold	KYOCERA	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LBMA	GERMANY
Gold	Lingbao Gold	CHINA
Gold	London Bullion Market Association	UNITED KINGDOM
Gold	L'Orfebre S.A.	ANDORRA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Malaysia Smelting Corp.	MALAYSIA
Gold	Materion	USA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies	TAIWAN, HONG KONG, CHINA, SINGAPORE, GERMANY, USA, MEXICO
Gold	Mistubishi Materials Corporation	JAPAN, CHINA
Gold	Mitsui & Co. Precious Metals Inc.	HONG KONG, JAPAN
Gold	MK Electron	KOREA, INDONESIA
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn. Bhd.	MALAYSIA
Gold	Molex Japan Co., Ltd.	JAPAN
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi	UZBEKISTAN
Gold	Nippon Micrometal Corporation	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohio Precious Metals, LLC	USA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Operaciones Metalurgicas S.A.	GERMANY, SINGAPORE, BOLIVIA, INDONESIA
Gold	PAMP S.A.	SWITZERLAND

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Pan Pacific Copper Co., Ltd.	JAPAN
Gold	PCTT Ltd.	THAILAND
Gold	Pease & Curren	USA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Philippine Associated Smelting and Refining Corporation	PHILIPPINES
Gold	PM Sales Inc.	USA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PX Précinox SA	SWITZERLAND
Gold	Qiankun Gold and Silver	CHINA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Remondis PMR B.V.	NETHERLANDS
Gold	Republic Metals Corporation	USA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corporation	USA
Gold	SAFINA, A.S.	CZECH REPUBLIC
Gold	Saga Prefecture	JAPAN
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	Sanmenxia Hang Seng Science and Technology, Research and Development Co., Ltd.	CHINA
Gold	Saxonia Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal	NETHERLANDS
Gold	ScotiaMocatta	HONG KONG
Gold	SD Gold	USA
Gold	Sempsa Joyeria Plateria S.A.	SPAIN
Gold	Sendi (Japan): Kyocera Corporation	JAPAN
Gold	Shandong Gold Mining Co., Ltd.	SINGAPORE, CHINA
Gold	Shanghai Gold Exchange	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Refining	USA
Gold	Soe Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Sojitz Corporation	JAPAN
Gold	Solar	TAIWAN
Gold	Soochow University	CHINA
Gold	Speedrise / APL	CHINA
Gold	Standard Bank	HONG KONG
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumisho	JAPAN
Gold	Sumitomo Metal (SMI) Electronics Devices Inc.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Super Dragon Technology Co., Ltd.	TAIWAN

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	T.C.A.S.p.A	ITALY
Gold	Taizhou Mayor River Electron Limited Company	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Technic Inc	USA
Gold	Terminal	CHINA
Gold	Thaisarco	THAILAND
Gold	The Bank of Nova Scotia/Standard Merchant Bank (Asia) Limited	HONG KONG
Gold	The Eastern of Dong Guan Highly Toxic Co., Ltd.	CHINA
Gold	The Hutti Gold Mines Co., Ltd.	INDIA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Timah Company	INDONESIA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Toyo Smelter & Refinery (Ehime)	JAPAN
Gold	United Precious Metal Refining, Inc.	USA
Gold	Universal Precious Metals Refining	ZAMBIA
Gold	Uyemura International Corporation	TAIWAN
Gold	Valcambi S.A.	SWITZERLAND
Gold	W.C. Heraeus GmbH	CANADA, USA
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Wieland Edelmetalle GmbH	GERMANY
Gold	Williams Advanced Materials	USA
Gold	Wuxi Middle Treasure Materials	CHINA
Gold	Xstrata Canada Corp.	CANADA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yoo Chang Metal	KOREA, TAIWAN
Gold	Yunnan Chengfeng Non-Ferrous Metals Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	A&M Minerals Ltd.	UNITED KINGDOM
Tantalum	AMG Brasil	BRAZIL
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM
Tantalum	Cabot	USA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CIF	BRAZIL
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	D Block Metals, LLC	USA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	USA
Tantalum	Ethiopian Minerals Development Share Co.	ETHIOPIA
Tantalum	Exotech Inc.	USA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Gannon & Scott	USA
Tantalum	Global Advanced Metals	USA, AUSTRIA, JAPAN
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	USA
Tantalum	KEMET de Mexico	MEXICO, USA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LS-Nikko Copper Inc.	KOREA (REPUBLIC OF)
Tantalum	Matsuo Electric	JAPAN
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Ningxia	CHINA, JAPAN, THAILAND
Tantalum	Niotan	USA
Tantalum	Nitora	SWITZERLAND
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Plansee	AUSTRIA
Tantalum	Posco	KOREA (REPUBLIC OF)
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean	USA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO	RUSSIA
Tantalum	Takei Chemicals	JAPAN
Tantalum	TANIOBIS Co., Ltd.	THAILAND, JAPAN, GERMANY, USA
Tantalum	Tantalite Resources (Pty) Ltd.	SOUTH AFRICA
Tantalum	Telex	USA
Tantalum	Tranzact, Inc.	USA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Academy Precious Metals (China) Co., Ltd.	CHINA
Tin	AIM	CANADA
Tin	Alpha	USA, CHINA, MEXICO, KOREA
Tin	Alpha Metals (Taiwan) Inc.	TAIWAN
Tin	Amalgamated Metal Corporation PLC	INDONESIA, PERU
Tin	American Iron and Metal	USA, CANADA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co., Ltd.	CHINA
Tin	Aoki Labatories Ltd.	CHINA
Tin	Atotech Taiwan Limited	TAIWAN
Tin	Balver Zinn Josef Jost GmbH & Co. KG	GERMANY
Tin	Bangka-Belitung	INDONESIA
Tin	Best Metais	ARGENTINA, BRAZIL
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	BRAZIL
Tin	Chengfeng Metals Co. Pte. Ltd.	SINGAPORE
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Cloud New Nonferrous Electrolytic Company Limited	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CSC Pure Technologies	RUSSIAN FEDERATION
Tin	CV United Smelting	INDONESIA
Tin	Dae Kil	KOREA (REPUBLIC OF)
Tin	Daewoo International	KOREA (REPUBLIC OF)
Tin	Duk San Hi-Metal Co., Ltd.	KOREA (REPUBLIC OF)
Tin	Dyfenco Green Applied Materials Co., Ltd.	CHINA
Tin	Ebara-Udylite Co., Ltd.	CHINA
Tin	Electroloy Metal Pte. Ltd.	SINGAPORE
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Eon-tech (Suzhou) Corporation	CHINA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Forever Gold Metal Material (D.G.) Co., Ltd.	CHINA
Tin	Fortemedia Co., Ltd.	CHINA
Tin	Fuji Metal Mining Corp.	TAIWAN
Tin	Galva Metal	EGYPT
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Grant Manufacturing & Alloying Inc.	USA
Tin	Guang Xi Hua Xi Corp.	CHINA
Tin	Hakuto Co., Ltd.	JAPAN

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Handok Metal Ind Co., Ltd.	KOREA (REPUBLIC OF)
Tin	Heraeus Limited	CHINA, HONG KONG, GERMANY, USA
Tin	High Quality Technology Co., Ltd	CHINA
Tin	Hitachi Media Electronics Co., Ltd.	JAPAN
Tin	Hua Eng Wire & Cable Co., Ltd.	TAIWAN
Tin	Hua Yi Metal Materials Co., Ltd.	CHINA
Tin	Huang Gang Tong Ding Metal	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Hyundai-Steel	KOREA (REPUBLIC OF)
Tin	IBF Industria Brasileira de Ferroligas Ltda.	BRAZIL
Tin	Xuchuan Chemical (Suzhou) Co., Ltd.	CHINA
Tin	Independence Mining Company, Inc.	THAILAND
Tin	Indonesia State Tin Corporation	INDONESIA
Tin	Ishihara Chemical Co., Ltd.	JAPAN
Tin	Jau Janq Enterprise Co., Ltd.	TAIWAN
Tin	Jean Goldschmidt International	BELGIUM
Tin	Jutai Industrial Co., Ltd.	CHINA
Tin	Kihong T&G	INDONESIA
Tin	Kiyomine Metal Industry Co., Ltd.	JAPAN
Tin	Koki Co., Ltd.	JAPAN, THAILAND
Tin	Kovohute Pribram Nastupnicka, A.S.	CZECH REPUBLIC
Tin	Ku Ping Enterprise Co., Ltd.	TAIWAN
Tin	Laibin Huaxi Smelting Co., Ltd.	CHINA
Tin	Leshan EP Technologies Co., Ltd.	CHINA
Tin	LG Innotek Co., Ltd.	KOREA (REPUBLIC OF)
Tin	Li Chun Metals Co., Ltd.	TAIWAN, CHINA
Tin	Linwu Xianggui Mineral Smelting Co., Ltd.	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	MCP Group	USA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	USA
Tin	Metallo Chimique	BELGIUM
Tin	Ming Li Jia Metal Factory	CHINA
Tin	Mining & Chemical Products Ltd. (MCP-UK)	UNITED KINGDOM
Tin	Minmetals Ganzhou Tin Co., Ltd.	CHINA
Tin	Minsur	PERU
Tin	Multiple Xin precision metal electroplating factory	CHINA
Tin	Nan Kang City Jin Long Mine Industry Co., Ltd.	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Nathan Trotter & Co., Inc.	USA
Tin	Nghe Tinh Non-Ferrous Metal Company	INDONESIA, VIETNAM
Tin	Nihon Superior Co., Ltd.	JAPAN, MALAYSIA
Tin	Nikkei Singapore Aluminium Pte. Ltd.	SINGAPORE
Tin	Ningbo Jintian Copper Group Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND, PHILIPPINES
Tin	Ou Enji ( Suzhou) Electronic Chemical Co., Ltd.	CHINA
Tin	Pan Jit International Inc.	TAIWAN
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Poongsan Corporation	KOREA (REPUBLIC OF)
Tin	ProTek Devices	USA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Pure Technology	INDONESIA, RUSSIA
Tin	Qualitek Delta Philippines, Inc.	PHILIPPINES
Tin	Rahman Hydraulic Tin Berhad	MALAYSIA
Tin	Redring Solder(M) Sdn. Bhd.	MALAYSIA
Tin	Redsun Metal Ind. Co., Ltd.	TAIWAN
Tin	Rohm and Haas Electronic Materials Asia Ltd.	CHINA
Tin	Rui Da Hung Technology Materials Co., Ltd.	TAIWAN
Tin	S Company	THAILAND
Tin	Samhwa Non-Ferrorus Metal Ind. Co., Ltd.	KOREA (REPUBLIC OF)
Tin	Selayang Solder Sdn. Bhd.	MALAYSIA
Tin	Senju Metal (Shanghai) Co., Ltd.	CHINA, JAPAN
Tin	SGS Bolivia S.A.	BOLIVIA
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Tin	Shen Mao Solder Sdn. Bhd.	MALAYSIA
Tin	Shengnan Metal Products Factory, Chernan Technology Co., Ltd.	CHINA
Tin	Shenmao Technology Inc.	TAIWAN, CHINA
Tin	Shenzhen Chemicals & Light Industry Co., Ltd.	CHINA
Tin	Shuen Der Industry (Jiangsu) Co., Ltd.	CHINA
Tin	Silver 100 Aluminium Innovation (GuangDong) Ltd.	CHINA
Tin	Smelting Branch of Yunnan Tin Company Ltd.	CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Solder Coat Co., Ltd.	JAPAN
Tin	Strait Metal Technology Sdn. Bhd.	MALAYSIA
Tin	Süddeutsche Metallhandelsgesellschaft mbH	GERMANY
Tin	Sundwiger Messingwerk GmbH & Co. KG	GERMANY
Tin	Suzhou Cangsong Metal Products Co., Ltd.	CHINA
Tin	Taboca/Paranapanema	BRAZIL
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Taiwan Total Co., Ltd.	TAIWAN
Tin	Talcang City Nankang Metal Materila Co., Ltd.	CHINA
Tin	Tamura Kaken Corporation	JAPAN
Tin	Tanaka Denshi Kogyo K.K.	HONG KONG, JAPAN
Tin	TDK Corporation	JAPAN
Tin	Thaisarco	THAILAND
Tin	The Chenzhou Cloud Xiang River Mining Co., Ltd.	CHINA
Tin	Tianjin Yishang Chemical Trade Co., Ltd.	CHINA
Tin	Tochij	JAPAN
Tin	Toko Electronic Mfg. Co., Ltd.	INDONESIA
Tin	Tong Ding Metal Materials Co.	CHINA
Tin	Tongding Group Co., Ltd.	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	UBS Metalor	SWITZERLAND
Tin	Uni Bros Metal Pte. Ltd.	SINGAPORE
Tin	Uniforce Metal Industrial Corp.	TAIWAN
Tin	Unit Metalurgi PT Timah (Persero) Tbk	INDONESIA
Tin	Univertical International (Suzhou) Co., Ltd.	CHINA
Tin	Untracore Co., Ltd.	THAILAND
Tin	Vertex Metals Incorporation	TAIWAN
Tin	Vishay Intertechnology, Inc.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	Walsin Technology Corporation	TAIWAN
Tin	Westfalenzinn	GERMANY
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	CHINA
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA
Tin	Xin Wang copper smelter	CHINA
Tin	Ye Chiu Metal (Taicang) Co., Ltd.	CHINA
Tin	Yeonhab Precision Co., Ltd.	KOREA (REPUBLIC OF)
Tin	Yifeng Tin Industry (Chenzhou) Co., Ltd.	CHINA
Tin	Yun Xi Group	CHINA
Tin	Yuntinic Chemical GmbH	GERMANY
Tin	YunXi	CHINA
Tin	Zhuhai Horyison Solder Co., Ltd.	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Air Liquide Far Eastern Ltd.	KOREA (REPUBLIC OF)
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Associated Swedish Steels AB, ASSAB (Taiwan Branch)	TAIWAN
Tungsten	AXIS Material Co., Ltd.	JAPAN
Tungsten	Buffalo Tungsten	CHINA, USA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Central Glass Co., Ltd.	CHINA, JAPAN
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-Gerrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Izawa Metal Co., Ltd.	JAPAN
Tungsten	Kanto Denka Kogyo Co., Ltd.	JAPAN
Tungsten	Kennametal Huntsville	USA
Tungsten	Kyoritsu Gokin Co., Ltd.	JAPAN
Tungsten	Linde Electronics GmbH & Co. KG	GERMANY
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Masan High-Tech Materials	VIETNAM
Tungsten	Matheson Special Gas Production Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Meterion Corporation (Advanced Materials Thin Film Products)	USA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	NGK Spark Plug Co., Ltd.	JAPAN
Tungsten	Niagara Refining LLC	USA
Tungsten	NingHua XingLuoKeng TungSten Mining Co., Ltd.	CHINA
Tungsten	North American Tungsten	COLOMBIA, USA, CANADA
Tungsten	OCI Materials Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Plansee	AUSTRIA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sandvik Material Technology	SWEDEN
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
Tungsten	Sichuan Metals & Materials Imp & Exp Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Taegutec	KOREA (REPUBLIC OF)
Tungsten	Taiyo Nippon Sanso Taiwan, Inc.	TAIWAN
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	ULVAC, Inc.	JAPAN
Tungsten	Umicore	NETHERLANDS, BRAZIL, BELGIUM, THAILAND
Tungsten	Unecha Refractory Metals Plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA